EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Janux Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: June 5, 2024

AVALON VENTURES XI, L.P.		AVALON VENTURES XI GP LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON BIOVENTURES SPV I, L.P.		ABV SPV I GP LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

AVALON BIOVENTURES I, LP		AVALON BIOVENTURES GP, LLC

By:	/s/ Tighe Reardon	By:	/s/ Tighe Reardon
	Name: Tighe Reardon		Name: Tighe Reardon
	Title: Authorized Signer		Title: Authorized Signer

/s/ Kevin Kinsella		/s/ Tighe Reardon
Kevin Kinsella		Tighe Reardon

/s/ Richard Levandov		/s/ Sergio Duron
Richard Levandov		Sergio G. Duron, Ph.D.

/s/ Braden Bohrmann		/s/ Sanford Madigan
Braden Bohrmann		Sanford Madigan, Ph.D.

/s/ Jay Lichter
Jay Lichter, Ph.D.